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FOR IMMEDIATE RELEASE            CONTACT: FINANCIAL - LAUREN S. BABUS
                                          (201) 307-2100
                                          MEDIA - JOE RUSSO
                                          (201) 307-2486

              HERTZ REPORTS RECORD FOURTH QUARTER EARNINGS, UP 37%;
                    FIFTH CONSECUTIVE YEAR OF RECORD PROFITS

PARK RIDGE, NJ, JANUARY 20, 1999 -- The Hertz Corporation (NYSE:HRZ), the world's largest car rental company and a leading industrial and construction equipment rental business, reported record earnings for 1998 of $277.0 million, up 37 percent from 1997 earnings of $201.6 million. Earnings per share on a diluted basis for the year were $2.55, up from $1.86 for the previous year.

         It was the company's fifth consecutive year of record earnings and seventh consecutive year of increased earnings.

         Net income for the fourth quarter 1998 was $47.9 million or 44 cents per share on a diluted basis, up 38 percent from the $34.6 million or 32 cents per share on a diluted basis reported for the same period in 1997, making it a record fourth quarter for the company.

         Hertz achieved record revenues of $4.238 billion in 1998, up 8.9 percent from $3.891 billion in 1997.

         Fourth quarter 1998 revenue was a record $1.066 billion, up 14 percent from the $934.5 million generated for the same period, the prior year.

         Headquartered in Park Ridge, New Jersey, Hertz operates from over 5,500 locations in the U.S. and over 140 foreign countries.


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                              THE HERTZ CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                            (In Thousands of Dollars)
                                    Unaudited

                                                            Three Months                As % of
                                                        Ended December 31,           Total Revenue
                                                 ---------------------------      ------------------
                                                     1998           1997          1998        1997
                                                 ------------   ------------      -----       -----
Revenue                                          $  1,066,035   $    934,510      100.0%      100.0%
                                                 ------------   ------------      -----       -----
Expenses:
    Direct operating                                  510,504        450,572       47.9%       48.2%
    Depreciation of revenue earning equipment         281,421        248,821       26.4%       26.6%
    Selling, general and administrative               118,689        110,871       11.1%       11.9%
    Interest - net                                     78,364         69,788        7.4%        7.5%
                                                 ------------   ------------      -----       -----

       Total expenses                                 988,978        879,952       92.8%       94.2%
                                                 ------------   ------------      -----       -----
Income before income taxes                             77,057         54,558        7.2%        5.8%
Income taxes                                           29,190         19,994        2.7%        2.1%
                                                 ------------   ------------      -----       -----
Net income                                       $     47,867   $     34,564        4.5%        3.7%
                                                 ============   ============      =====       =====

Earnings per share
    Basic                                        $       0.44   $      0.32
    Diluted                                      $       0.44   $      0.32
Weighted average number of shares outstanding:
    Basic                                         107,920,692    108,206,160
    Diluted                                       108,314,527    108,671,831


                                                          Twelve Months                  As % of
                                                        Ended December 31,            Total Revenue
                                                 ---------------------------      ------------------
                                                     1998           1997          1998        1997
                                                 ------------   ------------      -----       -----
Revenue                                          $  4,238,333   $  3,891,320      100.0%      100.0%
                                                 ------------   ------------      -----       -----
Expenses:
    Direct operating                                1,925,737      1,826,720       45.5%       46.9%
    Depreciation of revenue earning equipment       1,078,009        979,560       25.4%       25.2%
    Selling, general and administrative               462,921        439,558       10.9%       11.3%
    Interest - net                                    306,274        302,212        7.2%        7.8%
                                                 ------------   ------------      -----       -----
       Total expenses                               3,772,941      3,548,050       89.0%       91.2%
                                                 ------------   ------------      -----       -----
Income before income taxes                            465,392        343,270       11.0%        8.8%
Income taxes                                          188,383        141,652        4.5%        3.6%
                                                 ------------   ------------      -----       -----
Net income                                       $    277,009   $    201,618        6.5%        5.2%
                                                 ============   ============      =====       =====
Earnings per share
    Basic                                        $       2.56   $       1.86
    Diluted                                      $       2.55   $       1.86
Weighted average number of shares outstanding:
    Basic                                         108,067,850    108,227,916
    Diluted                                       108,561,352    108,630,236


                               BALANCE SHEET DATA
                            (In Thousands of Dollars)
                                    Unaudited

                                          December 31,
                                   -----------------------
                                       1998         1997
                                   ----------   ----------
Revenue earning equipment:
    Cars                           $4,472,508   $4,039,818
    Other equipment                 1,309,525      852,048
Total assets                        8,872,558    7,435,521
Total debt                          5,759,783    4,715,668
Stockholders' equity                1,393,823    1,136,197


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